Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1 and related Prospectus of SeqLL Inc. of our report dated March 16, 2023, relating to the consolidated financial statements of SeqLL Inc., appearing in the Annual Report on Form 10-K of SeqLL Inc. for the years ended December 31, 2022 and 2021.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Wolf & Company, P.C.
Boston, Massachusetts
June 23, 2023